                                                                    EXHIBIT 4.15

                                 PROMISSORY NOTE

$ 375,000.00                                                   DECEMBER 29, 1999


        FOR VALUE RECEIVED, Stephen A. Michael promises to pay to SmartGate, L.C., a Florida Limited Liability Company, 4400 Independence Court Sarasota, Florida 34234, the principal sum of Three Hundred-Seventy-Five Thousands ($375,000.00) Dollars, together with interest at the Applicable Federal Rate as follows. Principal and interest shall be repaid on the first to occur of: (i) five years from the date hereof, or (ii) the date on which the shares of SmartGate, L.C. which are pledged as collateral hereunder are sold (with the repayment under this subsection (ii) being at $1.00 of loan repayment for each pledged share which is sold).

        This Promissory Note is being issued as part of the exercise of a Stock Option. The shares being acquired by Borrower upon exercise of the Stock Option are simultaneously being pledged to SmartGate, L.C. as collateral under this Promissory Note. This Promissory Note is being issued without recourse to the maker ("Borrower") and without personal liability or personal repayment obligation of the Borrower. The sole recourse of SmartGate, L.C. to collect principal and interest due under this Promissory Note is against the shares of SmartGate, L.C. pledged as collateral hereunder. This Promissory Note can be repaid by either: (i) U.S. currency; or (ii) delivery of shares of SmartGate, L.C. (or SmartGate, Inc., a Nevada corporation) at the valuation of $1.00 per share or the current market value (bid price) of said shares on the repayment date, whichever is greater.

        This Promissory Note is made and executed hereunder and is governed by the laws of the State of Florida.




                                                        /s/ S.A. MICHAEL
                                                        ------------------------

                    FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
    INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


        Promissory Notes, substantially identical in all material respects except for the names of the Borrowers, and the amounts borrowed were entered into between the Company and the following Borrowers:

            -----------------------------------------------------
            NAME                                 AMOUNT
            -----------------------------------------------------
            Edmund C. King                      $210,000
            -----------------------------------------------------
            Scott Tannehill                      $10,000
            -----------------------------------------------------
            Barbara Baker                         $2,500
            -----------------------------------------------------
            Nicole A. Longridge                   $2,500
            -----------------------------------------------------
            Edward A. Berstling                  $10,000
            -----------------------------------------------------

UCC CUL-2O1-REVISED                FORM 3201
SA-GENERAL


-------------------------
    Contract Number


                               SECURITY AGREEMENT
                                   (GENERAL)




                   Stephen A. Michael                                                                                   (and if more
------------------------------------------------------------------------------------------------------------------------------------
                [Name(s) of Borrower(s)]

than one, each of them jointly and severally), hereinafter called "Borrower", of 4400 Independence Court             Sarasota
                                                                                 ---------------------------------------------------
                                                                                    [No. and Street]                 [City]

                              Sarasota                                                Florida  , for value received hereby grants to
-----------------------------------------------------------------------------------------------
                              [County]                                                [State]

        SMARTGATE, L.C.                                                      hereinafter called "Secured Party", a security interest

in the following property:   375,000 shares of SmartGate, L.C. stock
                          ----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
together with all accessories, parts, equipment, and accessions now attached to or used in connection therewith or which may hereafter at any time be placed in or added to the above-described property, and also any and all replacement of any such property
(all of which is hereinafter called "Collateral"), to secure the payment of that certain indebtedness evidenced by a promissory note or notes executed by Borrower in the amount of
                                               -------------------------------------------------------------------------------------
        Three Hundred Seventy-Five Thousand ----------------------------------------------------------------  Dollars ($375,000.00).
--------------------------------------------------------------------------------------------------------------
of even date herewith, and any and all extensions or renewals thereof, and any and all other liabilities or obligations of the
Borrower to the Secured Party, direct or indirect, absolute or contingent, now existing or hereafter arising, now due or hereafter to become due (all hereinafter called the "Obligations.").

    Borrower hereby warrants and agrees that:

    1. The Collateral is acquired or used primarily for: [X] personal, family or household purposes: [ ] business use; or
[ ] farming operations; and, if checked here [X] is being acquired with the proceeds of the loan provided for in or secured by this agreement, and the Secured Party may disburse such proceeds or any part thereof directly to the seller of the Collateral.

    2. The Collateral will be kept at 4400 Independence Court, Sarasota           Sarasota             Florida, or if left blank, at
                                      ------------------------------------------------------------------------
                                          [No. and Street]      [City]            [County]             [State]
the address shown at the beginning of this agreement; Borrower will promptly notify Secured Party of any change in the location of the Collateral within said state; and Borrower will not remove the Collateral from said state without the written consent of Secured
Party.

    3. If the Collateral is acquired or used primarily for personal, family or household purposes, or for farming operations use,
Borrower's residence in Florida is that shown at the beginning of this agreement and Borrower will immediately notify Secured Party of any change in the location of said residence.

    4. If the Collateral is to be attached to real estate, a description of the real estate, located in ____________________ County,

Florida, is as follows:_____________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

and the name of the known owner is: ________________________________________________________________________________________________
and if the Collateral is attached to real estate prior to the perfection of the security interest granted hereby. Borrower will, on demand of Secured Party, furnish the latter with a disclaimer or disclaimers, signed by all persons having an interest in the real estate, of any interest in the Collateral that is prior to Secured Party's interest.

    5. If the Collateral is acquired or used primarily for business use and is of a type normally used in more than one state, whether or not so used, and Borrower has a place of Business in more than one state, the chief place of business of Borrower is:____________________________________________________________________________________________________________________________, or,
             [No. and Street]                   [City]                        [County]                      [State]
if left blank, is that shown at the beginning of this agreement, and Borrower will immediately notify Secured Party in writing of any change in Borrower's chief place of business; and if certificates of title are issued or outstanding with respect to any of the
Collateral, Borrower will cause the interest of Secured Party to be properly noted thereon.

    6. Except for the security interest granted hereby, Borrower is the owner of the Collateral free from any adverse lien, security interest, or encumbrance; and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest thereon.

    7. No Financing Statement covering any Collateral or any proceeds thereof is on file in any public office; Borrower authorizes
Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the
Secured Party describing the Collateral in the same manner as it is described herein; and from time to time at the request of
Secured Party, execute one or more Financing Statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Secured Party) and do such other acts and things, all as the Secured
Party may request to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Obligations, including, without limitation, deposit with Secured Party of any certificate of title issuable with respect to any of the Collateral and notation thereon of the security interest hereunder.

    8. Borrower will not sell, transfer, lease, or otherwise dispose of any of the Collateral or any interest therein, or offer so to do, without the prior written consent of Secured Party.

   9. Borrower will at all times keep the Collateral insured against loss, damage, theft, and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form, and for such periods, as shall be satisfactory to
Secured Party, and each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to Secured
Party as its interest may appear (and Secured Party may apply any proceeds of such insurance which may be received by Secured Party toward payment of the Obligations, whether or not due, in such order of application as Secured Party may determine) and each such policy shall provide for 10 days' written minimum cancellation notice to Secured Party; and each such policy shall, if Secured Party so requests, be deposited with Secured Party; and Secured Party may act as attorney for Borrower in obtaining, settling, and cancelling such insurance and endorsing any drafts.

    10. Borrower shall at all times keep the Collateral free from any adverse lien, security interest, or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof; and Borrower will not use the Collateral in violation of any statute or ordinance; and Secured Party may examine and inspect the Collateral at any time, wherever located.

    11. Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement or upon any note or notes evidencing the Obligations, or any of them.

    12. At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the
Collateral. Borrower agrees to reimburse Secured Party on demand for any payment made, or any expense incurred, by Secured Party, pursuant to the foregoing authorization. Until default, Borrower may have possession of the Collateral and use it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

    13. Borrower shall be in default under this agreement upon the happening of any of the following events or conditions: (a)
failure or omission to pay when due any Obligation (or any installment thereof or interest thereon), or default in the payment or performance of any obligation, covenant, agreement, or liability contained or referred to herein; (b) any warranty, representation, or statement made or furnished to Secured Party by or on behalf of any Borrower proves to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage. destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon; (d) any Obligor (which term, as used herein, shall mean each
Borrower and each other party primarily or secondarily or contingently liable on any of the Obligations) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against any
Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature; (e) entry of any judgment against any
Obligor; (f) death of any Obligor who is a natural person, or of any partner of any Obligor which is a partnership; (g) dissolution, merger or consolidation, or transfer of a substantial part of the property of any Obligor which is a "corporation or a partnership;
(h) appointment of a receiver for the Collateral or any thereof or for any property in which any Borrower has an interest.

    14. Upon the occurrence of any such default or at any time thereafter, or whenever the Secured Party feels insecure for any reason whatsoever, Secured Party may, at its option, declare all Obligations secured hereby, or any of them notwithstanding any provisions thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory note or other writing evidencing such liability), and Secured Party shall have and may exercise from time to time any and all rights and remedies of a Secured Party under the Uniform Commercial Code and any and all rights and remedies available to it under any other applicable law; and upon request or demand of Secured Party, Borrower shall, at its expense, assemble the Collateral and make it available to the Secured Party at a convenient place acceptable to Secured Party;
and Borrower shall promptly pay all costs of Secured Party of collection of any and all the Obligations, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses and expenses of any repairs to any of the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to any Borrower at the address of Borrower shown at the beginning of this agreement or at any other address shown on the records of Secured Party, at least five days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include Secured Party's reasonable attorneys' fees and legal expenses. Upon disposition of any Collateral after the occurrence of any default hereunder or if Secured Party feels insecure for any reason,
Borrower shall be and remain liable for any deficiency; and Secured Party shall account to Borrower for any surplus, but Secured
Party shall have the right to apply all or any part of such surplus (or to hold the same as a reserve against all or any of the
Obligations, whether or not they, or any of them, be then due, and in such order of application as Secured Party may from time to time elect.

    15. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission  on the part of Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this agreement. The provisions of this agreement are cumulative and in addition to the provisions of any note secured by this agreement, and Secured Party shall have all the benefits, rights and remedies of and under any note secured hereby. If more than one party shall execute this agreement, the term "Borrower" shall mean all parties signing this agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include the plural. If this agreement is not dated when executed by the
Borrower, the Secured Party is authorized, without notice to the Borrower, to date this agreement. This agreement shall become effective as of the date of this agreement. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all Obligations of Borrower shall bind the heirs, executors, administrators, successors and assigns of each Borrower.

    16. This agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of Florida.
Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.




    IN WITNESS WHEREOF, this agreement has been duly executed as of the 29th day of December, 1999.


Signed, sealed and delivered
in the presence of:                                                       (SEAL)
                                          --------------------------------
                                           [SIG]                          (SEAL)
--------------------------------          --------------------------------
                                                                          (SEAL)
--------------------------------          --------------------------------
                                                        Borrower

                    FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
    INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


        Security Agreements, substantially identical in all material respects except for the names of the Debtors, the number of shares serving as collateral, and dates of the Security Agreements were executed by the following Borrowers:

        --------------------------------------------------------------------------------------------
        NAME                                                         NO. OF SHARES      DATE
        --------------------------------------------------------------------------------------------
        Edmund C. King                                                   210,000        Same
        --------------------------------------------------------------------------------------------
        Scott Tannehill                                                   10,000        Same
        --------------------------------------------------------------------------------------------
        Barbara Baker                                                      2,500        Same
        --------------------------------------------------------------------------------------------
        Nicole A. Longridge                                                2,500        Same
        --------------------------------------------------------------------------------------------
        Edward A. Berstling                                               10,000        Same
        --------------------------------------------------------------------------------------------
        Debra Finchout                                                   250,000        Same
        --------------------------------------------------------------------------------------------
        Grace Duffey Irrevocable Trust u/a/d January 26, 2000            125,000    January 26, 2000
        --------------------------------------------------------------------------------------------